Exhibit 99.1
Pacific Premier Bancorp, Inc. Announces Filing of Shelf Registration Statement

Costa Mesa, Calif., July 2, 2012 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank,  announced today that it has filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (“SEC”).  Upon effectiveness of the shelf registration statement, the Company will be able to sell in primary offerings up to $50 million of a variety of its securities over the next three years, which may consist of common stock, preferred stock, debt securities, warrants or units consisting of any of the foregoing.

Steven R. Gardner, President and Chief Executive Officer of the Company, commented “While we believe that Pacific Premier Bank and the Company currently maintain a strong capital position, the shelf registration gives us greater flexibility in the capital raising process, should we elect to raise additional capital in the future. The shelf registration better positions the Company to take advantage of potential business opportunities for growth through FDIC assisted transactions and/or open bank mergers and acquisitions. We take a sound and reasoned approach to analyzing potential acquisition partners and are committed to structuring such transactions to build shareholder value. The shelf registration statement is another tool to assist us in our endeavors.”

While the Company has no current plans to offer securities under the shelf registration statement, the registration statement is intended to give the Company flexibility should an opportunity arise. The terms of any offering under the shelf registration statement will be determined at the time of the offering.

Although the registration statement relating to the above referenced securities has been filed with the SEC, it has not yet become effective.  This press release shall not constitute an offering of any securities for sale or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Premier Bancorp, Inc.

The Company owns all of the capital stock of Pacific Premier Bank.  Pacific Premier Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Costa Mesa, Huntington Beach, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach.

FORWARD-LOOKING STATEMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the SEC, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2011 Annual Report on Form 10-K of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.
Steven R.  Gardner
President/CEO
714.431.4000

Kent J. Smith
Executive Vice President/CFO
714.431.4000